Exhibit 32.2

Certification of Senior Vice President and Chief Financial Officer

The undersigned Senior Vice President and Chief Financial Officer of CenterState Banks, Inc. does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operation of CenterState Banks, Inc.

/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date: March 3, 2016